UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

GTSI Corp.
 (Exact name of registrant as specified in its charter)

Delaware	0-19394	54-1248422
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia	20171-5219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 502-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On April 21, 2010, GTSI Corp. (“GTSI”) held its annual meeting of stockholders. All matters submitted to a vote of our stockholders, as described in the proxy statement furnished to stockholders in connection with the annual meeting, which was filed with the Securities and Exchange Commission on March 31, 2010, were approved. The number of shares of common stock entitled to vote at the annual meeting was 9,792,986 shares, representing the number of GTSI shares outstanding as of the record date, or March 3, 2010. The number of shares of common stock present or represented by valid proxy was 7,116,164 shares. At the annual meeting, our stockholders took the following actions:
1. Election of Directors — Stockholders elected four Class 1 directors, Daniel R. Young, Joseph Kellogg, Jr., Lloyd Griffiths and Linwood Lacy, Jr. to serve on our board of directors for a term of three years or until their successors are duly elected and qualified, subject to their earlier resignation or removal; and one Class 2 Director, Scott Friedlander, to serve on the board of directors for a term of one year or until his successor is duly elected and qualified, subject to his earlier resignation or removal. The final voting results for each of these individuals is as set forth below:

Name	Number of Votes For	Number of Votes Withheld
Daniel R. Young	4,096,452	3,019,712
Joseph Kellogg, Jr.	5,677,799	1,438,365
Lloyd Griffiths	4,997,760	2,118,404
Linwood Lacy, Jr.	6,313,399	802,765
Scott Friedlander	6,482,919	633,245

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.
By:	/s/ Peter Whitfield
Peter Whitfield
Chief Financial Officer

Date: May 11, 2010